Exhibit 99.1

TITLE PLANT LEASE/PURCHASE

AND PRODUCTION SERVICES AGREEMENT

THIS AGREEMENT made this 14th day of January, 2005 is between LandAmerica Capitol City Title Services, Inc., a New Mexico corporation (“Capitol”) and Title Guaranty and Insurance Company, a New Mexico corporation, and assignees (“Title Guaranty”).

RECITALS

WHEREAS, Capitol owns a title plant for Santa Fe County and wishes to lease and/or sell a copy of the title plant for Santa Fe County to Title Guaranty; and

WHEREAS, Title Guaranty wishes to become a licensed New Mexico title insurance agent for Santa Fe County and wishes to lease and/or purchase a copy of the title plant for Santa Fe County from Capitol which satisfies the requirements of Section 59A-12-13 NMSA 1978; and

WHEREAS, Capitol and Title Guaranty wish to enter into an agreement for production services for title insurance products in Santa Fe County, and Capitol agrees to provide such services to Title Guaranty on a per request basis under the terms and conditions provided herein.

COVENANTS

NOW, THEREFORE, in consideration of the covenants contained herein and other valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

I.                                         TITLE PLANT.

For purposes of obtaining a license and conducting its business as a title agent in Santa Fe County, Capitol will furnish Title Guaranty a set of CDs with the computerized title plant in the format used by Capitol at the time of the execution of the lease with title data from 1979 to the present pursuant to the New Mexico statutes and will make available to Title Guaranty its entire title plant during this lease.  Title Guaranty is not entitled to sell, copy, publish, distribute, sublet or otherwise make the CDs, title plant ATI images or any portion thereof available to others and shall return them to Capitol at the termination of this lease unless it exercises its right to purchase such copy.  During the term of the lease, Title Guaranty shall have electronic access to the entirety of Capitol’s computerized title plant at Title Guaranty’s site (pursuant to the terms of a separate Access Agreement entered into by the parties in the form of Exhibit A attached hereto) as well as physical access to the entirety of Capitol’s title plant at Capitol’s offices during regular business hours and days, including and in accordance with the following:

1.                                       Electronic access to the title plant computer system; and

2.                                       Physical access to various card files, tract books, plats of survey; and

3.                                       Physical access to Capitol’s prior abstract and title policies (Starters) excluding any Starters procured from other title companies or underwriters (unless expressly agreed to by the other title companies or underwriters); and

4.                                       Physical access to existing microfiche of Santa Fe County documents; and

5.                                       Electronic access to images of Santa Fe County documents (to the extent Capitol has said images available).

(Said records shall be referred to collectively hereafter as the “Plant”). It is understood that most of Capitol’s Starters are stored off premises and access to them may be delayed a day. Title Guaranty may directly order faxes of the policies, but when complete files are required, they must be ordered through designated persons at Capitol.

Title Guaranty shall provide for its own separate access to the Santa Fe County tax computers and Santa Fe County Clerk’s records.

II.                                     LEASE

Capitol hereby agrees to lease a copy of its computerized title plant with title data from 1979 to the present and access to the full title plant as described above for Santa Fe County, New Mexico to Title Guaranty under the terms and conditions contained herein.

A.                                   LEASE TERM. The lease term shall be for five (5) years beginning the date of the execution of this Agreement and terminating no later than 5:00 p.m. MST five years later or earlier, as provided herein. This lease term may be extended upon the written consent of both parties prior to the termination date.

B.                                     LEASE FEE. Title Guaranty shall pay a one-time lease fee of $100,000.00 to be paid as follows: upon execution of this Agreement, Title Guaranty shall pay $40,000 and the remaining $60,000 shall be paid within ten (10) days of Title Guaranty being licensed as a Santa Fe County title agent by the New Mexico Department of Insurance. Certain portions of that payment may be refundable as provided in Paragraph II. D. herein. Title Guaranty shall also pay a monthly use fee and production and service fees for services rendered by Capitol at Title Guaranty’s request during the term of this Agreement as provided herein.

C.                                     TERMINATION. This Agreement shall automatically terminate upon the expiration of its term if not renewed in writing as provided in II.A. above prior to the term end or upon the completed purchase of a copy of the computerized title plant by Title Guaranty as provided herein. The parties may terminate the lease of the title plant upon the following events or occurrences:

1.                                       Termination by Capitol.  Capitol may terminate this Agreement upon the default in the terms of this Agreement by Title Guaranty and failure to cure upon thirty (30) days written notice. Should a dispute arise regarding the alleged default of Title Guaranty, the parties agree to escrow any disputed amount until resolution is reached and follow the provisions in Section V.G. regarding the Resolution of Disputes.  Capitol shall not have the right to terminate this Lease Agreement until the earlier of the date any dispute is resolved in accordance with this Agreement or 120 days from notice being received by Title Guaranty in accordance with the Notice provision herein.

2.                                       Termination by Title Guaranty. Title Guaranty may terminate this upon the election of Title Guaranty at any time; provided, any lease fee paid to Capitol shall be forfeited by Title Guaranty.

3.                                       Termination by Agreement or Other Event.   This Lease Agreement shall be terminated upon:

a.               The written agreement of the parties as of the date agreed;

b.              The expiration of the lease period contained in section II.A herein;

c.               The bankruptcy, insolvency, receivership or dissolution of either of the parties.

Should this Agreement be terminated due to the bankruptcy, insolvency, receivership or dissolution of Capitol, Title Guaranty shall have the right to purchase a copy of the computerized title plant for an additional fee of $375,000.00 regardless of the length of the lease term which shall have passed.

4.                                       No Affect on Other Rights. Termination of this lease for any reason shall not affect Title Guaranty’s right to purchase a copy of the computerized title plant as provided herein; provided, however, that Title Guaranty shall have ninety (90) days to exercise its right to purchase such a copy of the computerized title plant after the termination of the lease. After such ninety (90) day period, Title Guaranty’s right to purchase the computerized title plant shall be extinguished.

D.                                    CONTINGENCY. The lease of the computerized title plant is contingent upon Title Guaranty obtaining licensing as a title agent for Santa Fe

County on or before January 31, 2005.  In the event said licensing does not occur before January 31, 2005, and the parties have not previously agreed in writing to an extension of this contingency period, this Agreement will terminate and Title Guaranty will be entitled to a refund of all but $5,000.00 of the lease fee and shall not be obligated to pay any remaining sums described in this Agreement.

E.                                      AGENCY WITH LANDAMERICA COMMONWEALTH LAND TITLE. In further consideration of the terms herein, Title Guaranty shall enter into an Agreement with LandAmerica Commonwealth Land Title (“Commonwealth”) to become its non-exclusive agent for issuing title insurance in Santa Fe County. During the Lease Term, Title Guaranty shall issue approximately 80% of the title policies it issues (in numbers of orders) on Commonwealth policies. It is furthermore agreed that Title Guaranty is under no obligation to use Commonwealth or any related title insurer for the 20% non-Commonwealth policies and Title Guaranty has the absolute and sole discretion as to which other title insurers it uses for the 20% of non-Commonwealth policies. The parties also understand and agree that Title Guaranty has the sole discretion as to which title insurer it shall use for each policy.  It is understood that production services will be provided by Capitol only for policies written on one of the LandAmerica family of title insurers.

F.                                      TITLE PLANT USE. Title Guaranty shall pay Capitol $2,500.00 per month for plant use payable in advance on the first day of each month during the term of this Agreement. Capitol will make available to Title Guaranty all updates of its computerized title plant completed in the ordinary course of business and for correction of any errors in the computerized title plant.

G.                                     DUTY AND CARE OF LESSEE. Title Guaranty, as lessee of the title plant, agrees to use the plant in a careful and respectful manner, replacing all items in their correct order and place, and using equipment in a careful and proper manner.  Title Guaranty agrees not to copy any portion of the title plant except documents, plats and Starters as is necessary to produce the title commitments, policies, abstracts and reports associated with its day to day business.

H.                                    REMOTE TERMINALS. Title Guaranty is responsible for all costs to set up remote terminals at Title Guaranty’s office. Title Guaranty shall pay all costs of licensing and user fees for said terminals.  It will be necessary for Title Guaranty to enter into an Access Agreement with LandAmerica Financial Group, Inc., a Virginia Corporation, which said agreement is attached hereto and incorporated herein as Exhibit A.

I.                                         NO OBLIGATION TO UTILIZE CAPITOL FOR PRODUCTION SERVICES.  The parties agree that Title Guaranty is under no obligation to procure production services from Capitol during the lease of Capitol’s plant or after Title Guaranty exercises its right to purchase a copy of computerized title plant.  Likewise, Capitol shall have no obligation to provide production services for Title Guaranty.

III.                                 PURCHASE

Title Guaranty shall hereby have the right to purchase a copy of the computerized title plant at any time pursuant to the terms and conditions of this Agreement, unless otherwise agreed to by the parties in writing.

A.                                   PURCHASE PRICE.  If Title Guaranty exercises its right to purchase the computerized title plant three (3) or more years into this Agreement, Title Guaranty may purchase the computerized title plant for an additional payment of $475,000.00 to Capitol. Should Title Guaranty exercise its right to purchase a copy of the computerized title plant prior to the completion of three (3) years of this Agreement, Title Guaranty may purchase said copy for an additional payment of $575,000.00.

B.                                     COMPUTERIZED TITLE PLANT.  Upon purchase, Title Guaranty shall receive a full and complete copy of the entirety of Capitol’s computerized title plant for Santa Fe County, New Mexico as of the date of purchase, which shall be transferred on media used by Capitol at the time of the purchase by Title Guaranty.  Title Guaranty shall have all right, title and interest in and to such copy of the computerized title plant upon consummation of the purchase except that Title Guaranty shall not sever the title plant and sell or lease it separately from a sale of Title Guaranty, except that Title Guaranty may elect to discontinue doing business as a title agent in Santa Fe County, in which event Title Guaranty may sell its Santa Fe County title insurance operation together with the computerized title plant subject to all conditions in this Agreement.

C.                                     LEASE TERMINATION.  Upon termination of this Agreement for any reason, Title Guaranty shall have ninety (90) days to exercise its right to purchase a copy of the computerized title plant. After said ninety (90) days, the right to purchase a copy of the computerized title plant will extinguish.

D.                                    NO OBLIGATION TO UTILIZE CAPITOL FOR PRODUCTION SERVICES.  The parties agree that Title Guaranty is under no obligation to procure production services from Capitol and Capitol is under no obligation to provide production services to Title Guaranty after Title Guaranty exercises its right to purchase a copy of the computerized title plant.

E.                                      ESCROW OF COMPUTERIZED TITLE PLANT.  The parties agree to enter into an escrow agreement with an escrow agent mutually acceptable to the parties providing for the release, upon payment of the purchase price specified in Section II.A above pursuant to the terms of this Agreement, of a copy of the computerized title plant if Capitol:  (i) has a receiver appointed for it or its assets; (ii) commences proceedings under any bankruptcy, insolvency or debtor’s relief law; or (iii) has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law, which proceedings are not dismissed within sixty (60) days; or (iv) commences to liquidate, wind-up or dissolve, other than in a corporate reorganization in which the ongoing business of such liquidated or dissolved party will be continued by substantially the same ownership and management as existed prior to such liquidation or dissolution (each of (i) - (iv) a “Release Event”).  Upon the occurrence of a Release Event and subject to the terms and conditions of this Agreement, Title Guaranty shall be entitled to purchase a copy of the computerized title plant.

IV.                                PRODUCTION SERVICES.

Capitol agrees to provide production services to Title Guaranty on a per order basis pursuant to the terms and conditions provided below. An “Order” shall be defined as the receipt by Capitol of a request for a title commitment or other additional title services as agreed upon from Title Guaranty.

A.                                   PRODUCTION SERVICES TO BE PROVIDED.  Capitol shall provide title commitments and title insurance policies offered to its other customers to Title Guaranty upon request from Title Guaranty. Capitol shall provide title commitments and title insurance policies solely underwritten by an underwriter from the LandAmerica family of companies.

B.                                     CHARGES AND FEES.  Capitol agrees to assess the following charges for the services listed below ordered by Title Guaranty. Additional title services may be provided with additional charges by agreement of the parties.

a.               Title Commitments:

i.                  $175.00 an Order plus New Mexico gross receipts tax for residential property or vacant land where the liability on the policy is less than $1,000,000.00.

ii.               $200.00 an Order plus New Mexico gross receipts tax for residential property or vacant land when the liability on the policy is in excess of $1,000,000.00.

iii.            $350.00 plus New Mexico gross receipts tax for an Order for commercial property when the liability on the policy is less than $1,000,000.00.

iv.           $450.00 plus New Mexico gross receipts tax on commercial property when the liability on the policy is $1,000,000.00 - $5,000,000.00.

v.              $650.00 plus New Mexico gross receipts tax on commercial property when the liability on the policy is $5,000,000.00 or more and is a single site.

vi.           $900.00 plus New Mexico gross receipts tax on multi-site commercial property when the liability is $5,000,000.00 or more.

The charges for items i. through vi. will include Capitol’s examination of the plat of survey for the transaction, if any. The fees for each Order shall become due upon the issuance of the title commitment and the payment of same shall not be contingent on closing the transaction. The charges for items i. through vi. will include unlimited down-date endorsements.

C.                                     DELAYED AND TERMINATED CLOSINGS. For a period of one hundred eighty days (180) from the date of receipt of an Order for production services, Capitol shall provide, without additional charge, an unlimited number of updates, corrected commitments and revised commitments as requested by Title Guaranty or its customers in accordance with the Service Standards provided herein. Should an Order for production services be terminated by Title Guaranty’s customer, upon notice to Capitol, no further services shall be performed by Capitol on that Order. If the same property is the subject of another Order within six (6) months of the initial Order, Title Guaranty shall pay an update fee of $50.00 for residential Orders and $100.00 for commercial Orders.

D.                                    PRODUCTION SERVICE INVOICES.  The fees for production services shall be invoiced by Capitol on a monthly basis.  All charges shall be due within thirty (30) days of the invoice.

E.                                      SERVICE STANDARDS.  Capitol agrees to provide production services pursuant to the following service standards, unless Capitol notifies Title Guaranty within three days of receipt of the Order that the Order involves unusual complexity:

a.               All residential purchase Orders shall be filled within 7 business days of receipt of the Order and all residential refinance Orders shall be filled within 4-6 business days of receipt of the Order; and

b.              All commercial Orders shall be filled within 12 business days of the receipt of the Order; and

c.               A verbal authorization on all down-date endorsements shall be provided within 24 hours of receipt of the Order; and

d.              All production services shall be completed in a timely and professional manner;

Capitol and Title Guaranty shall immediately notify the other party of all errors of which Capitol or Title Guaranty have notice.

E.                                      THIRD PARTY VENDORS.  Capitol will not order surveys or any other services for customers of Title Guaranty.

F.                                      REFERRALS.  Capitol agrees to refer all requests or inquiries for title products in Los Alamos County, New Mexico to Title Guaranty, and Title Guaranty agrees to refer all requests or inquiries for title products in Rio Arriba

County to LandAmerica Espanola Abstract until the termination of this Agreement or until such time as a member of the LandAmerica Financial Group, Inc.        family of title companies has a direct interest in an abstract and title plant for Los Alamos County, New Mexico or Title Guaranty has a direct interest in a title or abstract company in Rio Arriba County.

G.                                     LIABILITY.

1.  This Agreement is meant to comply with the statute to enable Title Guaranty to become licensed as a New Mexico title insurance agent in Santa Fe County, New Mexico.  Except to affirm that the title plant has previously been inspected by the Department of Insurance, Capitol makes no representations as to the correctness, completeness, accuracy, efficiency of use, or date of posting or the quality of any of its Starters , the CDs, the title plant or the ATI images.  The Starters, CDs, title plant and ATI images are being made available “as is” without warranty or representation.  Other than agreeing to update and maintain the title plant at all times sufficiently to meet the requirements of the New Mexico Department of Insurance inspections, CAPITOL MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTIBILITY, SYSTEM INTEGRATION, DATA ACCURACY, OR FITNESS FOR ANY PARTICULAR PURPOSE REGARDING THE DCS, ATI IMAGES, TITLE PLANT OR THE EQUIPMENT.  IT IS UNDERSTOOD AND AGREED THAT CAPITOL’S LIABILITY FOR ANY DAMAGES SUFFERED BY TITLE GUARANTY SHALL BE LIMITED TO THE FEES PAID BY TITLE GUARANTY HEREUNDER FOR THE SIX MONTHS PRIOR TO THE OCCURRENCE OF SUCH DAMAGES.  EXCEPT IN THE EVENT OF ITS GROSS NEGLIGENCE OR INTENTIONAL ACTS OR OMISSIONS, UNDER NO CIRCUMSTANCES SHALL CAPITOL BE LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) OF TITLE GUARANTY OR OF ANY THIRD PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PERFORMANCE OR BREACH THEREOF OR THE ACCURACY, CORRECTNESS, OR COMPLETENESS OF THE CDS, ATI IMAGES, OR OF THE PLANT, OR THE INFORMATION CONTAINED THEREIN OR OF THE TITLE PRODUCTION WORK WHICH MAY HAVE BEEN DONE BY CAPITOL, EVEN IF CAPITOL HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT BY TITLE GUARANTY MORE THAN ONE (1) YEAR AFTER TITLE GUARANTY KNEW OR SHOULD HAVE KNOWN OF THE OCCURRENCE OF THE EVENT(S) WHICH GAVE RISE TO THE CAUSE OF ACTION. It is understood and agreed that, except as otherwise provided in this Agreement, the foregoing are limitations on the liability of Capitol and Title Guaranty.

2.  Title Guaranty shall purchase and keep current during the term of this Agreement and for five years after said Agreement terminates a professional liability insurance policy (aka an Errors and Omission Policy) in the amount of $2,000,000.00 from a reputable insurance company and shall provide Capitol with proof thereof on a timely basis. Capitol shall purchase and keep current during the term of this Agreement and for five years after said Agreement terminates a professional liability insurance policy (aka an Errors and Omission Policy) in the amount of $2,000,000.00 from a reputable insurance company and shall provide Title Guaranty with proof thereof on a timely basis.

3.   Capitol shall remain responsible for any and all errors or omissions of its agents, employees, directors or officers in title services provided to Title Guaranty’s customers.  Title Guaranty shall likewise be responsible for any and all errors or omissions of its agents, employees, directors and officers for title services it performs.

4.   FORCE MAJEURE. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences, or causes will include without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquake, terrorism, vandalism, flood, fire and explosions, but the inability to meet financial obligations is expressly excluded.

V.                                    MISCELLANEOUS

A.                                   NON EXCLUSIVE USE: Title Guaranty understands that its use of the title plant shall not be exclusive use.  During the term of this Agreement, Capitol retains the right to sell, lease or otherwise grant rights in and to the title plant to such persons and at such price and on such terms as Capitol may determine in its absolute discretion.  Any sale or lease shall be subject to the rights of Title Guaranty under this Agreement.

B.                                     CONFIDENTIAL INFORMATION.

1.                                       Definitions.  “Confidential Customer Information” shall include, but is not limited to, the following information concerning customers of Title Guaranty, or Title Guaranty itself as a customer of Capitol that may be obtained by Capitol pursuant to this Agreement: Names, legal names of businesses, addresses, telephone numbers (including business, personal, fax and cellular), social security numbers, taxpayer identification numbers, account numbers, customer identification numbers, e-mail addresses, balances in accounts, all financial transactions (including dates, amounts, descriptions and type), dates of account openings, length of relationship with Customer, employment information (including employer, payroll information, length of employment or any other record of employment history), personal identification numbers (PINs), tax withholding status, credit ratings and credit history, and any other information given by Title Guaranty to Capitol concerning any and all customers of Title Guaranty, or of Title Guaranty itself as a customer of the Capitol. Any other proprietary information supplied to Capitol by Title Guaranty shall be deemed Confidential Customer Information unless otherwise identified by Title Guaranty.

“Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, orders, documents, title commitments).  In addition, the term “Confidential Information” shall include any and all Confidential Customer Information.  Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information will not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

2.                                       Non-Use and Non-Disclosure. Each party agrees not to use any Confidential Information of the other party for any purpose except to exercise its rights and perform its obligations under this Agreement. Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party’s employees, except to those employees of the receiving party with a need to know.  Capitol specifically agrees not to use any Confidential Information provided by Title Guaranty in any manner prohibited by Title V of the Gramm-Leach-Bliley Act.

3.                                       Maintenance of Confidentiality. Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party are aware of and abide by the non-use and non-disclosure provisions of this Agreement, prior to any disclosure of Confidential Information to such employees.  Except in the normal course of business, neither party shall make any copies of the Confidential Information of the other party unless the same are previously approved in writing by the other party. The parties’ obligations and undertakings set forth in this Section survive the termination of this Agreement for whatever reason.

4.                                       Return of Materials. Upon the termination of this Agreement, each party shall deliver to the other party or permanently destroy all of such other party’s Confidential Information in whatever form that such party may have in its possession or control.

5.                                       Agreement as Confidential Information. The parties shall treat the terms and conditions and the existence of this Agreement as Confidential Information. Each party shall obtain the other’s consent prior to any publication, presentation, public announcement or press release concerning the existence or terms and conditions of this Agreement.

C.                                     ASSIGNMENT.  Neither party may assign its rights or delegate its obligations hereunder, either in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other party. Any attempted assignment or delegation without consent will be void. The contracting with independent contractors working under the supervision of Capitol’s staff and performing any facet of the work contemplated by this Agreement shall not be a violation of this provision.  The rights and liabilities of the parties under this Agreement will bind and inure to the benefit of the parties’ respective successors and permitted assigns.

D.                                    REFRAIN FROM HIRING.  Capitol and Title Guaranty agree not to solicit or hire any employee of the other during the course of the lease without prior approval of the employer of the employee. Notwithstanding the above, nothing herein shall prevent an affiliate of Capitol or Title Guaranty or an affiliate of either party’s parent company from hiring an employee of the other party if such hiring or engagement is the result of the employee responding to an advertisement for employment made to the general public or such employment is outside a fifty (50) mile radius of the City of Santa Fe. This agreement shall continue for six (6) months following the termination of employment.

E.                                      OWNERSHIP.  This Lease Agreement is meant to satisfy all New Mexico statutes or insurance regulations governing the conditions and prerequisites required of Title Guaranty to become licensed as a New Mexico title agent in Santa Fe County.  During the Lease Term of this Agreement, Title Guaranty will not accrue any rights of ownership in any facet of the title plant, but it will have a copy of the computerized title plant and unrestricted use of the computerized title plant and physical access to the paper title plant during business hours and outside of normal business hours as arranged in advance with Capitol, and such access shall not be unreasonably withheld, under the terms of this Agreement. Upon completion of the purchase of the computerized title plant, if Title Guaranty exercises such rights, Title Guaranty will accrue absolute right, title and interest in and to the copy of the computerized title plant except that Title Guaranty shall not sever the title plant and sell or lease it separately from a sale of Title Guaranty.  In the event that Title Guaranty should elect to discontinue doing business as a title agent in Santa Fe County, Title Guaranty may sell its Santa Fe County title insurance operation together with the computerized title plant subject to all the conditions of this Agreement.

F.                                      WARRANTIES AND REPRESENTATIONS.

1.                                       Warranties and Representations of Capitol. Capitol hereby makes the following warranties and representations, which will continue as long as this Agreement is in effect, except when this Agreement provides otherwise.

A.                                   Capitol is duly organized, and validly existing and in good standing in New Mexico and all other jurisdictions in which it does business.  Capitol has the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, qualified to do so in each jurisdiction in which Capitol operates.

B.                                     Authority.  The execution, delivery and performance of this Agreement and the rights and obligations evidenced by the Agreement are within the signors powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which Capitol is a party or to which Capitol or any of its property is subject.

C.                                     This Lease Agreement is meant to comply with the statue to enable Title Guaranty to become licensed as a New Mexico title insurance agent in Santa Fe County.  The title plant has been inspected and approved by the New Mexico Department of Insurance. Capitol warrants and represents that the title plant is, to the best of Capitol’s knowledge, correct and complete as are the Starters.  Capitol agrees to update and maintain the title plant at all times sufficiently to meet the requirements of the New Mexico Department of

Insurance inspections.

D.                                    Warranty of Title.  Capitol warrants that it has full title and ownership of the computerized title plant. Capitol further warrants that it has the full power and authority to grant the lease and purchase rights granted by this Agreement to Title Guaranty and that the use by Title Guaranty of the computerized title plant will in no way constitute an infringement or other violation of any copyright, trade secret, trademark, parent or other proprietary right of any third party.

2.                                       Warranties and Representations of Title Guaranty.  Title Guaranty hereby makes the following warranties and representations, which will continue as long as this Agreement is in effect, except when this Agreement provides otherwise.

A.                                   Title Guaranty is duly organized, and validly existing and in good standing in New Mexico.  Title Guaranty has the power and authority to enter into this transaction and to carry on my business or activity as it is now being conducted and, as applicable, qualified to do so in each jurisdiction in which Title Guaranty does business as a title insurance agent.

B.                                     Authority.  The execution, delivery and performance of this Agreement and the rights and obligations evidenced by the Agreement are within the signors powers, have been duly authorized, have received all necessary governmental approval, will not violate any provision of law, or order of court or governmental agency, and will not violate any agreement to which Title Guaranty is a party or to which Title Guaranty or any of its property is subject.

G.                                     RESOLUTION OF DISPUTES.

a.               Informal Resolution and Mediation. In the event of any dispute arising under this Agreement, the parties agree to attempt to resolve such dispute first through informal negotiations and then, if unsuccessful, the parties agree to mediation of such dispute by a mutually agreeable mediator, with each party sharing equally the cost and expense of the mediator. Any dispute that is not resolved through either informal negotiations or mediation shall be submitted to and settled by arbitration.

b.              Arbitration. Upon the failure of informal resolution and mediation, the parties must submit to binding arbitration any dispute, claim or other matter in question between or among the parties that arises out of or relates to this Agreement or any transaction conducted or contemplated hereunder (“Dispute”), except as otherwise indicated in this section or the parties agree to in writing. No dispute within any “core proceedings” under the United States Bankruptcy Code shall be arbitrated.  The parties may seek provisional remedies at any time from a court having jurisdiction to preserve the rights of or to prevent irreparable injury to the parties. The arbitrator shall determine whether a Dispute is a candidate for arbitration. A single arbitrator shall resolve any Dispute, whether individual or joint in nature, or whether based on contract, tort, or other matter at law or in equity.  The arbitrator may consolidate any Dispute with any related disputes, claims or other matters in question not arising out of this Agreement. Any court having jurisdiction may enter a judgment or decree on the arbitrator’s award. The judgment or decree will be enforced as any other judgment or decree.  The United States Arbitration Act will govern the interpretation and enforcement of this section.  The American Arbitration Association’s Commercial Arbitration Rules, in effect on the date of this Agreement, will govern the selection of the arbitrator and the arbitration process, unless otherwise agreed to in this Agreement or in another writing.

The parties understand that they have the right or opportunity to litigate any Dispute through a trial by judge or jury, but that the parties prefer to resolve Disputes through arbitration instead of litigation. If any Dispute is arbitrated, the parties voluntarily and knowingly waive the right to have a trial by jury or judge during the arbitration.

In the event of a dispute between the parties, which can not be settled, the parties agree to submit the matter to binding arbitration as follows:

1.               The reference to arbitration shall be to three arbitrators, one of whom shall be chosen by each party to the disagreement and third by the two arbitrators chosen.  The third arbitrator chosen shall be the chairman.

2.               The award may be made be the majority of the arbitrators.

3.               If the arbitrators have allowed their time or extended time for making an award to expire without making an award or if the chairman shall have delivered to the parties to the arbitration a notice in writing stating that the arbitrators cannot agree, any party to the arbitration may apply to a court of competent jurisdiction to appoint an umpire who shall have the like power to act in the reference and to make an award as if he had been duly appointed by both parties to the submission to be the only arbitrator.

4.               If an umpire is appointed pursuant to the foregoing paragraph (c), such umpire shall make his award within one month after the original or extended time appointed for making the award of the arbitrators has expired or on or before any later date agreed upon by the parties to the submission, or if the parties have not so agreed, then within such times as the court or judge appointing such umpire may deem proper.

H.                                    NOTICES.  All notices shall be given or made in writing and shall be served personally, or mailed by prepaid and registered mail, or sent by Fed Ex , to such address as the parties may from time to time advise the other parties hereto by notice.  The date of receipt of a notice shall be deemed to be the date of its personal delivery or the third business day following the date of mailing, as the case may be.

LandAmerica Capitol City Title Services, Inc.

515 Don Gaspar

P, O, Box 1941 87504

Santa Fe, New Mexico 87505

Attn: Tim Vigil, President

Title Guaranty & Insurance Company

1200 Trinity Drive

P. O. Box 146

Los Alamos, New Mexico 87544

Attn:  Denise G. Terrazas, President

I.                                         BENEFIT: This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and its respective successors and permitted assigns.

J.                                        REMEDY. The rights of the parties hereunder are cumulative and no exercise or enforcement by any party of any right or remedy exercise or enforcement by any party of any right or remedy hereunder shall preclude the exercise or enforcement by that party of any other right or remedy herein contained, or to which it is entitled by law. Except as otherwise required by law, by choosing any one or more of the available remedies the parties do not give up its respective rights to use any other remedy.  A party does not waive a default by choosing not to use a remedy.  By electing not to use any remedy, a party does not waive its right to later consider the event a default and to use any remedies if the default continues or occurs again.

K.                                    NO PARTNERSHIP OR JOINT VENTURE. The parties shall have the status of an act as independent contractors in all transactions conducted or contemplated under this Agreement and no other relationship is intended, including a partnership, franchise, joint venture, or agency, employer/employee, fiduciary, master/servant relationship, or other special relationship. Neither party shall act in a manner which expresses or implies a relationship other than that of independent contractor, nor bind the other party.

L.                                      NO THIRD PARTY BENEFICIARY.  This Agreement is for the sole benefit of Capitol and Title Guaranty and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any person, other than Title Guaranty and Capitol and such assigns, any legal or equitable rights hereunder.

M.                                 AMENDMENT, INTEGRATION AND SEVERABILITY.  This Agreement may not be amended or modified by oral agreement.  No amendment or modification of this Agreement is effective unless made in writing and executed by the Parties hereto.  This Agreement is the complete and final expression of the understanding between the Parties.  If any provision of this Agreement is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

N.                                    ENTIRE UNDERSTANDING/MERGER.  This Agreement incorporates all prior agreements between the parties, contains the entire and full agreement of the parties and cannot be changed except by their written consent.  Neither party has relied upon any statement or representation made by the other party or any sales representative bringing the parties together. Neither party shall be bound by any terms, conditions, oral statements, warranties, or representations not herein contained. Each party acknowledges that he has read and understands this Agreement. The provisions of this Agreement shall apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties hereto. When herein used, the singular includes the plural and the masculine includes the feminine as the context may require.

O.                                    TIME OF ESSENCE.  Time is of the essence with regard to this Agreement. There shall exist no right for delay of performance of any obligation hereunder unless specifically agreed to in writing by the parties. As used in this Agreement and any related document, the word “days” shall mean calendar days and not “business days.” If the day for performance or taking of action hereunder falls on a Saturday, Sunday or Federal Holiday, the performance or action shall be due on the next day which is not a Saturday, Sunday or Federal Holiday.

P.                                      CONTINUING COOPERATION. Each party shall execute and deliver such further instruments, contracts, forms and other documents, and shall perform such further acts, as may be necessary or desirable, to carry out, complete and perform all terms, covenants and obligations herein contained.

Q.                                    APPLICABLE LAW; VENUE. This Agreement shall be governed as to validity, interpretation, effect, enforcement, and in all other respects in accordance with the internal (without resort to the principles of conflict of laws) substantive and procedural laws of the State of New Mexico, except to the extent the laws of the United States of America shall prevail and except as provided in the Access Agreement.  Any action or proceeding arising out of or relating to this Agreement shall be brought in the First Judicial District Court for Santa Fe County, New Mexico.

R.                                     CONSTRUCTION. The terms, provisions and conditions of this Agreement represent the results of negotiations between the parties, each of whom has had opportunity to be represented by counsel of its own choosing, and none of whom have acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms, provisions and conditions of this Agreement shall be interpreted and constructed in accordance with their usual and customary meanings, and the parties expressly, knowingly and voluntarily waive the application, in connection with the interpretation and construction of this Agreement, of any rule of law or procedure to the effect that ambiguous or conflicting terms, conditions or provisions shall be interpreted or construed against the party whose attorney prepared the executed version or any prior drafts of this Agreement. The titles and headings in this Agreement are for convenience or reference only and will have no effect on the interpretation of the provisions of this Agreement.

S.                                      MULTIPLE COUNTERPARTS. This Agreement may be executed in identical multiple counterparts and each such identical multiple counterparts shall be considered an original and all of which will constitute one and the same instrument. The parties agree to accept facsimile copies as originals until an executed identical multiple counterpart is received.

IN WITNESS WHEREOF the parties have executed on the date first mentioned.

LandAmerica Capitol City Title Services, Inc.

/s/ Tim Vigil
By: Tim Vigil
Its: President

Title Guaranty and Insurance Company

/s/ William C. Enloe
William C. Enloe
Chief Executive Officer